Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of NIKE, Inc. of our report dated July 17, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in NIKE, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
July 17, 2025